                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933

                            PARCPLACE-DIGITALK, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                           77-0143293
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             999 East Arques Avenue
                           Sunnyvale, California 94086
                    (Address of principal executive offices)

                                   ----------

                                 1993 STOCK PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                   ----------

                                WILLIAM P. LYONS
                      President and Chief Executive Officer
                            ParcPlace-Digitalk, Inc.
                              999 E. Arques Avenue
                               Sunnyvale, CA 94086
                                 (408) 481-9090
            (Name, address and telephone number of agent for service)

                                   ----------

                                    Copy to:

                              ROBERT B. JACK, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF     NUMBER OF SHARES    OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
          SECURITIES TO         TO BE REGISTERED         SHARE(1)                PRICE             REGISTRATION
          BE REGISTERED                                                                                FEE
=================================================================================================================
          Common Stock               875,000               $1.85              $1,618,750             $491.00
=================================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices reported on the NASDAQ National Market on January 27, 1997 as permitted by Rule 457(c).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996, and September 30, 1996.

         (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1 (No. 33-73008) and incorporated by reference in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Exchange Act and declared effective February 1, 1994.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the Delaware General Corporation Law ("Delaware Law"), the Company has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's Bylaws require the Company to indemnify its directors, officers, employees and other agents to the fullest extent permitted by laws.

         The Company has entered into indemnification agreements with each of its current directors and executive officers that provide for indemnification to the fullest extent permitted by Delaware Law, including in circumstances in which indemnification and the advancement of expenses are discretionary under Delaware Law. The Company believes that the limitation of liability provisions in its Certificate of Incorporation and the indemnification agreements will enhance the Company's ability to continue attract and retain qualified individuals to serve as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this registration statement are listed in the Exhibit Index elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California.

DATE:  January 29, 1997            PARCPLACE-DIGITALK, INC.


                                   By:   /s/ WILLIAM P. LYONS
                                         William P. Lyons
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each individual whose signature appears below hereby appoints William
P. Lyons and Carolyn V. Aver, and each of them acting individually, his or her attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming signatures as they may be signed by said attorneys to any and all amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    NAME                                        TITLE                                 DATE
                    ----                                        -----                                 ----
    PRINCIPAL EXECUTIVE OFFICER:

    /s/ WILLIAM P. LYONS                   President and Chief Executive Officer and            January 29, 1997
    ------------------------------------   Director
    William P. Lyons

    PRINCIPAL FINANCIAL OFFICER AND
    PRINCIPAL ACCOUNTING OFFICER:

    /s/ CAROLYN V. AVER                    Vice President and Chief Financial Officer           January 29, 1997
    ------------------------------------
    Carolyn V. Aver

    ADDITIONAL DIRECTORS:

    /s/ JAMES C. ANDERSON                  Director                                             January 29, 1997
    ------------------------------------
    James C. Anderson

    /s/ JOHN B. CARRINGTON                 Director                                             January 29, 1997
    ------------------------------------
    John B. Carrington

    /s/ JOS C. HENKENS                     Director                                             January 29, 1997
    ------------------------------------
    Jos C. Henkens

    /s/ PHILIP C. KANTZ                    Director                                             January 29, 1997
    ------------------------------------
    Philip C. Kantz

                                  EXHIBIT INDEX


Exhibit
Number                          Exhibit
------                          -------

5.1              Opinion of Wilson, Sonsini, Goodrich &
                 Rosati, a Professional Corporation.

23.1             Consent of Independent Auditors.

23.2             Consent of Counsel (Contained in Exhibit 5.1 above).

24.1             Power of Attorney (see page II-3).